UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Virbac Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Virbac Corporation
3200 Meacham Blvd.
Fort Worth, Texas 76137
October 28, 2005
To all Stockholders:
     On behalf of your Board of Directors, it is my pleasure to invite you to attend the 2005 Annual Meeting of Stockholders of Virbac Corporation. The meeting will be held on Tuesday, November 22, 2005, at 10:00 a.m. local time, at the Holiday Inn, 2540 Meacham Boulevard, Fort Worth, Texas 76106.
     You will find information regarding the matters to be voted on at the meeting in the following pages. The 2004 Annual Report is also enclosed with these materials.
     Please let us know whether you plan to attend the meeting by marking the appropriate box on your proxy card. Your vote is important. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope. Please note that your completed proxy will not prevent you from attending the meeting and voting in person should you choose to do so.
     The Board of Directors and the management team look forward to greeting as many of you as possible.

Sincerely,

Pascal Boissy

Chairman of the Board

VIRBAC CORPORATION
3200 Meacham Blvd.
Fort Worth, Texas 76137

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 22, 2005

To the Stockholders of Virbac Corporation:
     NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Virbac Corporation, a Delaware corporation (the “Company”), will be held on November 22, 2005, at 10:00 a.m. at the Holiday Inn, 2540 Meacham Boulevard, Fort Worth, Texas 76106, for the following purposes:
1.	to elect two Class 2 directors to serve on the Company’s Board of Directors for the remainder of the current three-year term that expires in 2007 and to elect two Class 3 directors to serve on the Company’s Board of Directors for a three-year term that expires in 2008;

2.	to ratify and approve the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2005; and

3.	to transact such other business as may properly come before the meeting or any adjournments thereof.
     The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Your Board of Directors recommends that you vote in favor of the proposals outlined in the proxy statement.
     Stockholders of record at the close of business on October 21, 2005 are entitled to notice of and to vote at the meeting. Only holders of record of the Company’s common stock, $0.01 par value (the “Common Stock”) on that date are entitled to vote on matters coming before the meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the meeting will be maintained in the Company’s current offices at 3200 Meacham Blvd., Fort Worth, Texas 76137 for ten days prior to the meeting and will be open to the examination of any stockholder during the Company’s ordinary business hours.
     Please advise the Company’s Transfer Agent, Mellon Investor Services L.L.C., 480 Washington Boulevard, Jersey City, New Jersey, 07310 of any change in your address.
     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, please mark, sign, date and return the enclosed proxy as soon as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a proxy. Attendance at the annual meeting is limited to stockholders, their proxies and invited guests of the Company.

By Order of the Board of Directors

/s/ Jean M. Nelson

Jean M. Nelson
Secretary
Fort Worth, Texas
October 28, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANT
STOCKHOLDER PROPOSALS AND OTHER MATTERS
Appendix A
SUPPLEMENT A

Virbac Corporation
3200 Meacham Blvd.
Fort Worth, Texas 76137

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 22, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING
General
     The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Virbac Corporation, a Delaware corporation (the “Company” or “Virbac”), for the annual meeting of stockholders to be held on November 22, 2005, at 10:00 a.m. at the Holiday Inn, 2540 Meacham Boulevard, Fort Worth, Texas 76106, or any postponement or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.
     This proxy statement and the enclosed proxy card are first being mailed on or about October 28, 2005, to all stockholders entitled to notice of and to vote at the annual meeting. The Company’s annual report for the fiscal year ended December 31, 2004, is being mailed herewith to all stockholders entitled to notice of and to vote at the annual meeting. The annual report does not constitute a part of the soliciting materials.
Record Date; Outstanding Shares
     Only stockholders of record at the close of business on October 21, 2005 (the “Record Date”), are entitled to receive notice of and to vote at the annual meeting. The outstanding voting securities of the Company as of such date consisted of Common Stock. The Company has no other class of stock outstanding. For information regarding holders of more than 5% of the outstanding Common Stock, see “Security Ownership of Certain Beneficial Owners and Management.”
How You Can Vote
     You can vote in person at the annual meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the annual meeting. You can change your vote at the annual meeting in one of the ways described below. All shares represented by proxies that have been properly voted and not revoked will be voted at the annual meeting.
     Voting by Mail. The accompanying proxy is designed to permit you, as a holder of the Company’s Common Stock, to vote for or withhold voting for any or all of the matters described in this proxy statement. If you return your signed proxy before the annual meeting, we will vote your shares as you direct. If you do not specify on your proxy how you want to vote your shares, those persons specified in the proxy will vote your shares “FOR” the election of the directors nominated as described in Item 1 and “FOR” PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent public accountant as described in Item 2.
     Vote at the Annual Meeting. If you attend the annual meeting, you will be able to vote your shares, even if you already voted by mail. If your shares are held of record in the name of a bank, broker or other holder of record, however, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote your shares at the annual meeting.
Other Matters to be Acted Upon at the Meeting
     Management does not intend to bring before the annual meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the annual meeting by others. However, if any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment and in accordance with Rule 14a-4 promulgated under the Exchange Act.

Quorum; Required Votes
     A majority of the shares of Common Stock entitled to vote, present in person at the annual meeting or represented by proxy at the annual meeting, shall constitute a quorum at the annual meeting. For purposes of the quorum and the discussion below regarding the votes necessary to take stockholder action, stockholders of record who are present in person at the annual meeting and who abstain from voting their shares and shares represented by proxies marked “withhold authority” with respect to the election of the nominees for director will be counted toward the quorum. Thus, such proxies and abstentions will have the same effect as if the shares represented thereby were voted against such nominee.
     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. “Uninstructed shares” means shares held by a broker who has not received instructions from its customers on such matters, and the broker has so notified the Company on a proxy form or has otherwise advised the Company that the broker lacks voting authority. “Broker non-votes” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions. These “Broker non-votes” will not be counted for the purposes of determining the number of shares represented by proxy at the meeting.
     The affirmative vote of the holders of a majority of the shares entitled to vote that are present in person or represented by proxy at the meeting is required to elect directors, to ratify PwC as the Company’s independent accountants for 2005 and act on any other matters properly brought before the meeting.
Revocation of Proxies
     Mailing your proxy does not prevent you from voting in person at the annual meeting if you so desire. Any stockholder of the Company completing a proxy has the right to revoke his or her proxy at any time prior to the exercise thereof at the annual meeting. You may revoke your proxy any time before it is exercised in any of three ways:
•	delivering written notice of revocation to Jean M. Nelson , Secretary, Virbac Corporation, 3200 Meacham Blvd., Fort Worth, Texas 76137 at or prior to the annual meeting;

•	delivering another proxy that is properly signed and subsequently dated, or

•	voting in person at the annual meeting (attendance at the annual meeting will not in and of itself constitute a revocation of your proxy—you must vote at the annual meeting).
     The delivery of a subsequently dated proxy to the Company (unless later revoked as previously described) will have the effect of revoking any prior proxy card which you may have delivered to any third-party, including with respect to any matter or proposal on such proxy card that is not on the proxy and for which the named proxies therein have discretionary authority to vote on. If you plan to attend the annual meeting and vote in person, we will provide you with a ballot at the annual meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote your shares in person at the annual meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. If you wish to vote those shares at the annual meeting, you will need to bring a legal proxy from your broker or other nominee authorizing you to vote such shares at the annual meeting.
     How to attend the Annual Meeting
     The Company encourages you to attend the annual meeting. The annual meeting will be held on November 22, 2005, at 10:00 a.m. at the Holiday Inn, 2540 Meacham Boulevard, Fort Worth, Texas 76106.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table shows, as of September 30, 2005, the number and percentage of shares of Common Stock of the Company beneficially owned by:
•	each person known by Virbac to own beneficially more than 5% of the outstanding shares of the Common Stock;

•	each incumbent director and each nominee for director of Virbac;

•	each named executive officer or person serving in that capacity during 2004 of Virbac; and

•	all directors and executive officers of Virbac as a group.
     Unless otherwise indicated in a footnote, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

	Shares Beneficially Owned
	Amount and
	Nature of
	Beneficial
Name of Beneficial Owner	Ownership	Percent of Class
Interlab S.A. (1) (3)	13,435,474	60.15%
Pascal Boissy	31,045	*
Laurent Cesar	—	*
Michel Garaudet	—	*
Eric Marée	4,518	*
Erik R. Martinez, D.V.M.	—	*
Jean M. Nelson	—	*
Michael S. O’Bryan	173,863	*
Pierre A. Pages, D.V.M.	18,955	*
Richard W. Pickert	—	*
Alec L. Poitevint, II (2)	391,040	1.75%
Jean N. Willk	11,360	*

All directors and executive officers as a group (11 persons)	630,781	2.82%

*	The percentage of shares beneficially owned does not exceed 1% of the Common Stock outstanding.

(1)	Interlab S.A.S., a French corporation (“Interlab”), is a wholly-owned subsidiary of Virbac S.A., a French corporation (“VBSA”), and the beneficial owner of 13,435,474 shares of Common Stock.

(2)	Included are 20,000 shares held by Mr. Poitevint’s adult children, over which Mr. Poitevint has power of attorney. Mr. Poitevint’s beneficial ownership also includes 147,252 shares held by Marshall Minerals, Inc. and 162,339 shares held by Mineral Associates, Inc. Mr. Poitevint is the President and Chairman of both Marshall Minerals, Inc. and Mineral Associates, Inc., but is not a controlling stockholder of either corporation. Mr. Poitevint disclaims beneficial ownership of the shares owned by Marshall Minerals, Inc., Mineral Associates, Inc. and the shares held by Mr. Poitevint’s adult children.

(3)	The business address for Interlab is: Interlab, BP 27, 06511 Carros, France.

ELECTION OF DIRECTORS
(ITEM 1)
     The Company’s Bylaws provide that the number of Directors of the Company shall be not less than five nor more than thirteen. In addition, the Company’s Certificate of Incorporation provides for the division of the Board of Directors into three classes, designated Class 1, Class 2, and Class 3, with staggered terms of three years. The terms of Class 1, Class 2, and Class 3 Directors expire in 2006, 2007, and 2008 respectively.
     The Board currently consists of six members. Richard W. Pickert and Pierre Pages are Class 1 directors, Pascal Boissy and Eric Marée are Class 2 directors, and Alec L. Poitevint, II and Jean N. Willk are Class 3 directors. Two Class 2 directors and two Class 3 directors will be elected at this year’s annual meeting. Mr. Boissy has notified the Company that he will not stand for re-election to the Company’s Board of Directors. The Board has decided to nominate Michel Garaudet to replace Mr. Boissy. The directors will serve for the remaining term of their class and until their successors are duly elected.
     We will vote your shares as you specify on the enclosed proxy form. If you sign, date, and return the proxy form, but don’t specify how you want your shares voted, we will vote them for the election of all the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board to substitute another person for any of the nominees, we will vote your shares for that person. Proxies can not be voted for the election of more than four persons to the Board of Directors.
     The Company’s Bylaws provide for the election of Directors by the affirmative vote of the majority of shares represented at a meeting and entitled to vote for the election of Directors, and cumulative voting is not permitted.
Directors and Nominees

Name	Age	Position	Class
Eric Marée	50	Chairman	2
Pierre Pages, D.V.M. (2)	51	Director	1
Alec L. Poitevint, II (1) (2)	55	Director	3
Jean N. Willk (1)	45	Director	3
Richard W. Pickert (1)	64	Director	1
Michel Garaudet	52	Director	2

(1) Member of Audit Committee
(2) Member of Compensation Committee

There is no family relationship between any director or executive officer of the Company.

Set forth below is certain information with respect to each of the nominees for director:
Nominees
     Eric Marée has served as a Director of the Company since January 2000. Mr. Marée joined VBSA in October 1999 and was appointed its Chairman of the Board of Management, effective December 15, 1999. Previously, he was Chairman and Chief Executive Officer of Laboratories Roche Nicholas and Vice President of Roche Consumer Health, two subsidiaries of Hoffman La Roche, from 1994 through 1999. Mr. Marée is a member of the Board of the International Federation for Animal Health.
     Alec L. Poitevint, II has been a Director of the Company since January 1996. Mr. Poitevint previously served as the Company’s Chairman from 1997 until 1999 and Chairman of the Audit Committee from 1999 until 2005. Mr. Poitevint is Chairman and President of Southeastern Minerals, Inc. and its affiliated companies and has served in this capacity since 1970. Since May 1991, he has served as a director of the American Feed Industry Insurance Company, Des Moines, Iowa, and he has served as Chairman of such organization since December 2002. From May 1994 to April 1995, he served as Chairman of the American Feed Industry Association. He is currently a director of the Georgia Agribusiness Council and a life member of the Poultry Leader Round Table of the Georgia Poultry Federation. He also has served in various capacities relating to Eastern European agricultural trade and market development, including Director of the International Republican Institute since March 1992. In addition, Mr. Poitevint currently serves as Republican National Committeeman for Georgia and served as Co-chairman and Treasurer of the 2000 Republican National Convention and served as Treasurer of the Republican National Committee from January 1997 to January 2001.
     Jean N. Willk has served as a Director of the Company since April 26, 2001. Mr. Willk is a graduate of Hautes Etude Comerciales and has a degree in International Law from the University of Paris-Assas. Mr. Willk is currently Division Director for Dasault Falcon Jet Corporation. Mr. Willk was the President and Chief Executive Officer of De Dietrich USA from 1994 to 2001 and Chairman of the Board of Rosenmund, Inc. from 1999 to 2001.
     Michel Garaudet has served as the Chief Financial Officer of VBSA since 1993 and was appointed to the Board of Management of VBSA in December 2002. Prior to joining VBSA, Mr. Garaudet served in various financial positions with Roussel Uclaf, a French based pharmaceutical and agrochemical public company, from 1982 until 1993, including Corporate Finance Senior Executive, Chief Financial Officer of Roussel Uclaf Nutrition, a subsidiary of Roussel Uclaf, and Controller of the division in charge of nutrition, generics and over-the-counter businesses.
The Board of Directors recommends that stockholders vote “FOR” the nominees listed above.
Continuing Directors
     Pierre Pagès, D.V.M., has been a Director of the Company since March 1999. Dr. Pagès has served as the Chief Operating Officer of VBSA since 1995. From 1992 to 1995, Dr. Pagès was Vice President of International Operations of VBSA. Prior to becoming Vice President, Dr. Pagès served as the Manager for VBSA’s French operations from 1984 through 1990 and the Marketing Manager for VBSA’s French operations from 1980 through 1984. Since December 1992, Dr. Pagès has been a member of the Board of Management of VBSA.
     Richard W. Pickert was appointed to the Company’s Board of Directors and as Chairman of the Audit Committee on January 19, 2005. Over the course of his career, Mr. Pickert has held numerous senior level finance positions with several New York Stock Exchange (“NYSE”) companies and brings over 35 years of diversified financial management experience to the Board. Most recently, after serving in several roles from 1986 until 1998, Mr. Pickert retired as Senior Vice President and Chief Financial Officer of American Media Corporation, a NYSE listed company engaged in magazine publication and distribution. In this capacity, he was responsible for the entire corporate financial function, including treasury, financial planning and reporting, and investor relations. Mr. Pickert was employed by American Media Corporation from 1986 until 1998. From 1985 until 1986, Mr. Pickert served as Vice President of Finance and Chief Financial Officer of Union Corporation, a NYSE company engaged in financial services and the manufacture of electronic components. Prior to holding these positions, Mr. Pickert served as Vice President and Controller for Pechiney Corporation, a $1.2 billion U.S. subsidiary of Pechiney Ugine Kuhlman of France, where he was employed from 1972 until 1984. Earlier in his career, he held audit and financial positions with General Foods Corporation and General Motors. Mr. Pickert received his certificate of public accountancy from the State of New York.
Board Compensation
     Directors of the Company are reimbursed for out-of-pocket expenses in connection with their attendance at meetings. During 2004, the Company’s Chairman, Mr. Boissy, received $75,000 as Chairman of the Board. Messrs. Marée, Pagès, Poitevint and Willk received an annual retainer of $14,000 each plus $1,000 for each Board Meeting attended during the year. In addition to the compensation described above, Audit Committee members received $1,000 for each Audit Committee meeting attended, whether in person or via telephone.
     In his capacity as a member of the Company’s Audit Committee, Mr. Willk was paid $12,000 by the Company during 2004 for his attendance at meetings related to the Company’s internal investigation initiated by the Audit Committee.

Meetings of the Board of Directors
     The Board of Directors held two meetings during the fiscal year ended December 31, 2004. The Audit Committee held seven meetings, and the Compensation Committee held one meeting during such period. All of the Company’s Directors attended at least 75% of the meetings of the Board and of the committees of which they were members. The Board of Directors has no nominating committee.
Board Attendance at Annual Stockholders’ Meetings
     The Company encourages, but does not require, that each member of the Board of Directors attend the annual stockholders’ meeting. Each of the Company’s then six directors attended the 2003 Annual Stockholders’ Meeting on April 24, 2003. The Company did not hold an annual meeting of stockholders during 2004.
Committees of the Board of Directors
   Audit Committee
     The Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board of Directors has also adopted a charter for the Audit Committee, which is included in Appendix A to this proxy statement and may be found on the Company’s website at www.virbaccorp.com. The Audit Committee is primarily responsible for overseeing the services performed by the Company’s independent auditors, evaluating the Company’s accounting policies and systems, and reviewing significant financial transactions. The current members of the Audit Committee are Messrs. Pickert (Chairman), Boissy, Poitevint and Willk. The Board of Directors has determined that all of the members of the Audit Committee are independent (as that term is defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules and the Sarbanes-Oxley Act of 2002 (“SOX”)). The Board has also determined that Mr. Pickert is an audit committee financial expert (as that term is defined under Item 401(h) of Regulation S-K). The Board made the above determinations based on information that the Company requested from Mr. Pickert regarding his experience with financial and accounting matters. The Audit Committee held 7 meetings in 2004.
    Compensation Committee
     The current members of the Company’s Compensation Committee are Messrs. Poitevint and Pagès. The Compensation Committee is responsible for supervising the Company’s executive compensation policies, administering the employee incentive plans, reviewing officers’ salaries, approving significant changes in executive employee benefits, and recommending to the Board such other forms of remuneration as it deems appropriate. VBSA indirectly owns approximately 60% of the outstanding Common Stock; therefore, the Company is a “controlled company,” as defined in Rule 4350(c)(5) of the listing standards of the NASDAQ National Market, on which the shares were traded prior to being delisted. Accordingly, the Company is exempt form certain requirements of NASDAQ’s corporate governance listing standards, including maintaining a compensation committee comprised solely of independent directors. However, the Board of Directors has determined that Mr. Poitevint is independent (as that term is defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules and SOX).

   Nominating and Corporate Governance Committee
     As a result of Virbac’s status as a “controlled company” as discussed above, the Company is exempt form certain requirements of NASDAQ’s corporate governance listing standards, including maintaining a nominating committee comprised solely of independent directors. The Company has elected not to maintain a nominating committee due to its status as a “controlled company.”
Communications with the Board
     Stockholders may refer to the Company’s Stockholder Communications with the Board of Directors policy (“Stockholder Communication Policy”) for procedures on how to communicate with the Company’s Board of Directors, which may be found on the Company’s web site at www.virbaccorp.com. Additionally, stockholders and other interested parties may communicate with the Board of Directors by writing to the Board at Virbac Corporation Board of Directors, 3200 Meacham Boulevard, Fort Worth, Texas, 76137. The Company’s legal counsel will review inquiries and if such inquiries are relevant to and consistent with the Company’s operations, policies, and philosophies, the inquiry will be forwarded to the Audit Committee Chairman who will present it to the full Board of Directors for consideration. The Board of Directors will then determine whether or not a response is appropriate, and may or may not direct the Company to assist with the development of the response. All responses to stockholder inquiries are reviewed and approved by the full Board of Directors prior to transmittal.
Code of Business Conduct and Ethics
     As of September 29, 2004, Virbac adopted the Code of Business Conduct and Ethics, which is applicable to all of Virbac’s directors, officers and employees, including the Company’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and other senior financial officers performing similar functions. The Code of Business Conduct and Ethics satisfies all of the requirements of SOX and the rules and regulations promulgated by the SEC pursuant to SOX. The Code of Ethics also satisfies the listing standards established by the NASDAQ National Market, the exchange on which the Company’s stock was formerly listed. The Company has posted the Code of Business Conduct and Ethics on its web site at www.virbaccorp.com. The Company will furnish a copy of its Code of Business Conduct and Ethics to any person, without charge, upon written request directed to the Assistant Secretary of the Company at the Company’s principal executive offices at 3200 Meacham Boulevard, Fort Worth, Texas, 76137.
     Virbac intends to satisfy its obligation to disclose any amendment to or waiver of a provision of its Code of Business Conduct and Ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and other senior financial officers performing similar functions by: (a) disclosing such information on Form 8-K filed with the SEC within four (4) days of the date of such amendment or waiver; and (b) posting such information on its website at www.virbaccorp.com.

EXECUTIVE OFFICERS
     The executive officers of the Company are as follows:

Name	Age	Position
Erik R. Martinez, D.V.M.	48	President and Chief Executive Officer

Jean M. Nelson	45	Executive Vice President, Chief
		Financial Officer and Secretary

Michael S. O’Bryan	54	Executive Vice President of Business Operations

Laurent Cesar	51	Executive Vice President of Industrial Operations
     Erik R. Martinez, D.V.M. , was appointed as the Company’s President and Chief Executive Officer on October 1, 2004. From 2003 until 2004, Dr. Martinez served as Area Director for VBSA’s Pacific Region and Managing Director of Virbac Pty. in Australia, where he was responsible for all aspects of the Pacific Region’s business. Dr. Martinez joined VBSA in 1994 as General Manager of the Mexican division, and was promoted to Regional Director for Latin America in 1997, where he served until 2003. Prior to joining VBSA, Dr. Martinez served in various positions with Boehringer Ingelheim Vetmedica, Inc. and Elanco.
     Jean M. Nelson was appointed as the Company’s Executive Vice President and Chief Financial Officer on June 14, 2004. Previously, she was Vice President and Chief Financial Officer of AMX Corporation from 2001 until 2003. Prior to joining AMX, she served as Vice President and Controller of Brinks Home Security from 2000 to 2001. Ms. Nelson served as Vice President and Treasurer at Sensormatic Electronics Corporation from 1996 to 1999. Prior to 1996, Ms. Nelson served in various senior level finance positions with W. R. Grace & Co. Ms. Nelson is a Certified Public Accountant and began her career on the audit staff of Arthur Andersen & Co.
     Michael S. O’Bryan was appointed as the Company’s Executive Vice President of Business Operations on February 8, 2005. Mr. O’Bryan served as Vice President of Marketing of PMR from 1993 until 1996 when he became Vice President and General Manager, a position he held until February 2001. From March 2001 until his recent appointment as Executive Vice President of Business Operations, Mr. O’Bryan was Executive Vice President-Consumer Brands Division of the Company.
     Laurent Cesar was appointed to the position of Executive Vice President of Industrial Operations on April 1, 2005. Mr. Cesar held the position of Director of Industrial Operations of VBSA, the Company’s majority stockholder, and was responsible for its worldwide industrial operations from 1996 to 2005. As Director of Industrial Operations for VBSA, he was a strategic and executive committee member of VBSA and had responsibility for managing the production, quality control, facilities and logistical resources of VBSA.

EXECUTIVE COMPENSATION
     The following table sets forth the compensation awarded by Virbac to its Chief Executive Officer and each of its executive officers whose individual remuneration exceeded $100,000 on an annual basis (the “named executive officers”), based on salary and bonus, during 2004, 2003 and 2002. Virbac has included in the summary compensation table payments made to Thomas L. Bell, the former Chief Executive Officer, who was a named executive officer of the Company until his termination date of January 27, 2004. Additionally, Virbac has included David Eller in the summary compensation table, as he was employed as the Company’s President and Chief Executive Officer from June 18, 2004 until October 1, 2004.
Summary Compensation Table

	Annual Compensation			Long Term
				Compensation
				Awards
				Securities
				Underlying	All Other
				Options/	Compensation
Name and Principal Position	Year	Salary $	Bonus $	SARS (1)	$ (2)
Erik R. Martinez (3)	2004	$120,167	$20,000	—	$33,780
President and Chief	2003	—	—	—	—
Executive Officer	2002	—	—	—	—

Jean M. Nelson (4)	2004	$131,846	$248,000	—	$307
Executive Vice President	2003	—	—	—	—
Chief Financial Officer	2002	—	—	—	—

Michael S. O’Bryan	2004	$151,470	—	—	$489
Executive Vice President of	2003	$148,500	$18,066	8,000	$489
Business Operations	2002	$144,475	$7,070	3,150	$540

David Eller (5)	2004	$305,363	—	—	$719
Former Chief Executive	2003	—	—	—	—
Officer	2002	—	—	—	—

Thomas L. Bell (6)(7)	2004	$21,154	—	—	$101,040
Former President and	2003	$240,000	—	36,000	$12,535
Chief Executive Officer	2002	$218,000	$70,850	18,000	$12,000

(1)	Amounts reflected in this column are for grants of stock options for the Common Stock of Virbac. Virbac has issued no SARs.

(2)	Includes a $4,083 car allowance for Mr. Martinez for 2004. Also included is a $1,000 car allowance in 2004 and a $12,000 per year car allowance in 2003 and 2002 for Mr. Bell. Amounts toward long-term disability plans include $295, $307, $719, $489 and $40 for Mr. Martinez, Ms. Nelson, Mr. Eller, Mr. O’Bryan and Mr. Bell, respectively, for 2004, $489 and $535 for Mr. O’Bryan and Mr. Bell, respectively, for 2003 and $540 for Mr. O’Bryan for 2002. Amounts reflected also include a $19,720 relocation payment, $2,950 personal travel payment and a $6,732 allowance for a contribution toward the Mexican Social Security Institute Program for Mr. Martinez for 2004. A severance payment of $100,000 is also included in Mr. Bell’s 2004 amount.

(3)	Dr. Erik R. Martinez joined the Company on July 15, 2004, and became President and Chief Executive Officer effective October 1, 2004.

(4)	Ms. Jean M. Nelson joined the Company as Executive Vice-President and Chief Financial Officer on June 14, 2004.

(5)	David Eller, served as the Company’s President and Chief Executive Officer until October 1, 2004. Pursuant to the terms of Mr. Eller’s Employment and Consulting Agreement with the Company,

Mr. Eller was eligible to receive bonus payments totaling $600,000 in 2005, if certain performance objectives were met. These bonuses had not been paid as of September 30, 2005.

(6)	Thomas L. Bell took a leave of absence from the Company beginning on December 18, 2003, and resigned his positions of President, Chief Executive Officer and Director of the Company on January 27, 2004. Salary amounts include Mr. Bell’s compensation through January 27, 2004, and accrued vacation paid upon his termination.

(7)	All stock options granted to Mr. Bell expired in accordance with the terms of his stock option grants upon his resignation.
Option Exercises and Holdings
     The following table summarizes the number and value of options exercised during the year ended December 31, 2004, for each of the named executive officers of the Company.
Aggregated Option/Stock Appreciation Right Exercises in 2004 and Year-End Option/Stock
Appreciation Right Values

			Number of Securities Underlying		Value of Unexercised In-the-
			Unexercised Options/SARS at Year		Money Options/SARS at
			End (#) (1)		Year-end ($) (1)
Shares
Acquired
on
Name	Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Erik R. Martinez	—	$—	—	—	$—	$—
Jean M. Nelson	—	$—	—	—	$—	$—
Michael S. O’Bryan	—	$—	103,267	6,383	$167,055	$—
David Eller	—	$—	—	—	$—	$—
Thomas L. Bell	50,000	$62,500	—	—	$—	$—

(1)	All information provided is with respect to stock options. Virbac has issued no stock appreciation rights. Calculated by multiplying the number of shares underlying options by the difference between the closing price of the Common Stock on the Pink Sheets on December 31, 2004 and the exercise price of the options.
Employment Agreements
     Jean M. Nelson and the Company entered into an employment agreement on May 20, 2004 (the “Nelson Agreement”) pursuant to which Ms. Nelson became employed as Chief Financial Officer. The Nelson Agreement commenced on June 14, 2004 and continues through June 13, 2007, unless earlier terminated as provided for therein. Key terms of the Nelson Agreement include a base salary of $240,000 per year, a $48,000 bonus payment and participation in a Long-Term Incentive Plan and a Performance Bonus Plan upon development of such plans. The Nelson Agreement also entitles Ms. Nelson to participate in health insurance and other benefit plans generally available to Company employees pursuant to the eligibility requirements of such programs. Pursuant to the Nelson Agreement, if the Company terminates Ms. Nelson without cause (as defined therein), then Ms. Nelson is entitled to a lump sum severance payment in an amount equal to 12 months base salary. Pursuant to an addendum dated September 20, 2004, to Ms. Nelson’s employment agreement (the “Nelson Addendum”), the Company agreed to pay Ms. Nelson a $200,000 cash payment on December 31, 2004, a $75,000 cash payment on June 30, 2005 and a $73,000 cash payment on December 31, 2005. The Nelson Addendum also provides for a fixed term of employment through December 31, 2005, during which period the Company agreed not to terminate Ms. Nelson without cause. Subsequent to December 31, 2005, the termination provisions included in the Nelson Agreement are applicable. In accordance with the Nelson Addendum, the Company has agreed to pay Ms. Nelson a $2,000 per day consulting fee in the event she is required to consult with or on behalf of Virbac after she is no longer employed by the Company.

     Effective October 1, 2004, Erik Martinez entered into an employment agreement (the “Martinez Agreement”) with the Company to be employed as the President and Chief Executive Officer. The Martinez Agreement will continue on an at-will basis unless it is terminated in accordance with the terms of the Martinez Agreement. Mr. Martinez, will receive an annual base salary of $260,000 and is eligible to receive a cash bonus based on reaching certain business objectives. The Martinez Agreement also entitles Mr. Martinez to participate in the benefit programs generally available to Company employees pursuant to the eligibility requirements of such programs. The Company’s 401(k) program is not available to Mr. Martinez; however, the Company will contribute the maximum annual contribution toward the Mexican Social Security Institute program by reimbursing Laboratories Virbac Mexico S.A. de C.V. The Martinez Agreement includes $1,000 per month for car allowance and $17,000 per year for travel expenses. Under terms of the Martinez Agreement, Mr. Martinez participated in a full relocation according to the Company’s Relocation Policy and, in connection with such policy, received a payment of $22,670 during 2004.
Temporary Management Services Contract and Employment and Consulting Agreement
     The Company entered into an agreement with Executive Interim Management (“EIM”), effective from December 18, 2003 to June 18, 2004, whereby EIM agreed to provide Virbac with a temporary manager to perform services in the capacity of Chief Executive Officer during the term of the agreement (“EIM Agreement”). Under the terms of the EIM Agreement, Virbac agreed to pay EIM at the rate of $2,000 for each working day for the first three-month period (December 18, 2003 through March 18, 2004) and $2,500 per working day for the second three-month period (March 19, 2004 through June 18, 2004) in which services were provided to the Company under the EIM Agreement. The Company paid $64,000 and $306,000 to EIM in 2003 and 2004, respectively for services and expenses. EIM and David Eller entered into a separate agreement pursuant to which EIM paid Mr. Eller for the services he provided to the Company. Mr. Eller and the Company entered into an Employment and Consulting Agreement (the “Eller Agreement”) dated as of June 18, 2004. Under the terms of the Eller Agreement, Mr. Eller held the position of President and Chief Executive Officer. The employment period, as defined under the Eller Agreement, was through December 31, 2004. Following the employment period, or sooner, at the election of the Company, Mr. Eller agreed to make himself available as a consultant through December 31, 2005 at a rate of $2,500 per day. Pursuant to the Eller Agreement, Virbac paid Mr. Eller remuneration in the amount of $50,000 per month plus expenses through the employment period. Virbac paid $403,000 to Mr. Eller in 2004 for services and expenses. In addition, Mr. Eller was eligible to receive bonus payments of $300,000 in January 2005 and $300,000 in July 2005 if certain performance objectives were met. As of September 30, 2005, these amounts had not been paid.
Employment Termination, Release and Cooperation Agreements
     The Company entered into an agreement with Thomas Bell, effective January 27, 2004, to set forth the terms regarding the termination of Mr. Bell’s employment with the Company. A severance period from January 27, 2004 to November 30, 2004, was established during which Mr. Bell would receive an amount equal to five months of his base salary in effect at January 27, 2004. Under the terms of this agreement, the Company paid Mr. Bell $101,040 as severance in 2004.
     The Company entered into an agreement with Joseph Rougraff, effective January 27, 2004, to set forth the terms regarding the termination of Mr. Rougraff’s employment with the Company. A severance period from January 27, 2004 to November 30, 2004, was established during which Mr. Rougraff would receive an amount equal to five months of his base salary in effect at January 27, 2004. Under the terms of this agreement, the Company paid Mr. Rougraff $44,834 as severance in 2004.

REPORT OF THE COMPENSATION COMMITTEE
To: The Board of Directors and Stockholders of Virbac Corporation:
     The Compensation Committee is responsible for supervising the Company’s executive compensation policies, administering the employee incentive plans, reviewing officers’ salaries, approving significant changes in executive employee benefits, and recommending to the Board such other forms of remuneration as it deems appropriate. Messrs. Poitevint and Pagès currently serve on the Compensation Committee. The NASDAQ Marketplace Rules require listed companies to have a compensation committee composed entirely of independent directors. However, the Marketplace Rules provide that a “controlled company” is exempt from the requirement of having a compensation committee composed entirely of independent directors.
   Base Salary
     The Compensation Committee determines the base salaries of the Company’s executive officers by evaluating the responsibilities of the positions, experience and performance. To assist in establishing salary levels for 2004, the Compensation Committee performed an informal survey of salary levels of executives at other companies in the animal health and agriculture industries. The Compensation Committee utilizes the salary component of the executive compensation program primarily to attract and retain qualified and experienced senior managers. Salary determinations are made by analysis of comparable companies in the industry and achievement of internal company goals.
   Annual Bonus Compensation
     The Company’s annual bonus program is intended to promote superior performance by making incentive compensation an important part of the employees’ compensation. The annual performance bonuses are based on the achievement of certain financial and performance goals set by the Compensation Committee at the beginning of each year. Those goals may be qualitative or quantitative in nature and may vary according to the individual employee’s personal goals. Certain employees of the Company, including subsidiary and division heads, corporate and subsidiary vice presidents and other managers, also are entitled to receive annual bonuses and/or stock options or grants based upon a percentage of their base salaries and Company and/or individual performance.
   Long-term Incentives
     The Company suspended the granting of stock options in 2004 due to the Audit Committee investigation and the delisting of the Common Stock from NASDAQ. The Compensation Committee is currently working with the Board of Directors in defining a long-term incentive plan for its senior management.
   Compensation of the Chief Executive Officer
     The Compensation Committee determines the annual compensation of the Chief Executive Officer according to the same guidelines followed when determining other employees’ compensation as outlined above. Chief Executive Officer compensation aims to attract, retain and motivate a highly qualified individual serving in the position. These goals are achieved through a combination of base salary and an annual performance bonus. Annual performance bonus levels are determined each year and are typically related to measurable financial targets and Company performance objectives.

COMPENSATION COMMITTEE
Pierre Pagès
Alec L. Poitevint, II
Compensation Committee Interlocks and Insider Participation
     Messrs. Alec Poitevint and Pierre Pagès were members of the Company’s Board of Directors and members of the Compensation Committee during 2004. Mr. Pagès currently serves as the Chief Operating Officer of VBSA and has served in that capacity since 1999. He has held various positions within VBSA since 1980. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.
REPORT OF THE AUDIT COMMITTEE
     Composition. The Audit Committee of the Board of Directors is composed of four independent directors, as defined under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee presently consists of Richard R. Pickert, Pascal Boissy, Alec L. Poitevint, II, and Jean N. Willk. The Board of Directors has adopted a written charter for the Audit Committee.
     Responsibilities. The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Company’s independent accountants. Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes.
     Review with Management and Independent Accountants. In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”
     The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1, “Independent Discussions with Audit Committees,” and the Audit Committee discussed with the independent accountants, PwC, the firm’s independence.
     Summary. Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Richard R. Pickert
Pascal Boissy
Alec L. Poitevint, II
Jean N. Willk

Performance Graph
     The following graph compares the performance of the Common Stock cumulative total return to stockholders to (i) the stocks included in the NASDAQ National Market — United States Index and (ii) a peer group of companies in the animal health industry. The Company believes that a peer group of companies in the animal health industry is more representative than a peer group of non-financial companies with market capitalization comparable to that of the Company. The companies included in the animal health industry peer group are: Abaxis Inc., Heska Corp., IDEXX Laboratories Inc., Neogen Corp., and Synbiotics Corp, which the Company believes to be a representative sample of comparable companies in the animal health industry.
     On November 12, 2003, the NASDAQ National Market halted trading of the Company’s securities due to Virbac’s failure to comply with filing requirements related to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2003. The Common Stock was subsequently delisted from the NASDAQ National Market and it began trading on the Pink Sheets on January 23, 2004.
     The historical stock price performance of the Common Stock shown on the graph is not necessarily an indication of future stock performance.
Certain Relationships and Related Transactions
   Controlled Company Status
     Based on VBSA’s beneficial ownership of approximately 60% of the outstanding Common Stock, the Company is a “controlled company,” as defined in Rule 4350(c)(5) of the listing standards of the NASDAQ National Market, on which the Common Stock was quoted prior to being delisted. Accordingly, the Company is exempt from certain requirements of NASDAQ’s corporate governance listing standards.
   Agreements with VBSA
     In the ordinary course of business, the Company has entered into various agreements with VBSA, which indirectly owns approximately 60% of the Common Stock. The significant agreements with VBSA and its related affiliates for the year ended December 31, 2004, are summarized below. The Audit Committee has reviewed and approved all of the agreements with VBSA. Because of the relationship of the various entities included in these agreements, it is possible that terms of these transactions are not the same as those which would result from transactions among wholly unrelated parties.

   Loan Agreements
     In order to reduce the amount outstanding under its revolving line of credit and provide for its operating cash requirements, the Company, in April 2004, executed a $3.0 million and a $4.0 million (the “April Notes”) secured subordinated promissory note, and on June 3, 2004, executed a $2.0 million (the “June Note”) secured subordinated promissory note, all in favor of VBSA. The April Notes and June Note (collectively, the “VBSA Notes”) are subordinate to the indebtedness of Virbac under its revolving line of credit and are secured by all the assets of the Company. The total borrowings under the VBSA Notes are $9.0 million and under the original terms of the VBSA Notes, interest accrued at a base rate of 5.5% per year, which was adjusted monthly based on the greater of the LIBOR Reference Rate or the EURIBOR Reference Rate. The interest rate on the VBSA Notes as of December 31, 2004, was 6.69%. During 2004 and 2005, the VBSA Notes have been amended from time to time to extend the maturity dates. Pursuant to the most recent amendments to the VBSA Notes, which were each dated August 2, 2005, the base rate at which interest accrues was changed to 5.0% per annum. Additionally, the maturity date for the April Notes has been extended to October 9, 2006 and the maturity date for the June Note to April 9, 2006. The Company’s interest expense on the VBSA Notes was $360,000 in 2004.
   Directors and Officers Insurance Procurement Agreement
     VBSA acquired a 2004 directors’ and officers’ insurance policy for VBSA and the Company (the “D&O Policy”). The coverage limit for all named insureds under the D&O Policy is $5.0 million and the annual premium for such policy is $629,000. The Audit Committee has approved that 75% of this annual premium be paid by the Company.
   Employment Agreement
     From time to time, the Company enters into employment agreements with certain VBSA employees. Effective August 1, 2003, Stephanè Villemin (“Villemin”) entered into an employment agreement with the Company pursuant to which Villemin’s annual salary is $51,100. Villemin is also entitled to an annual bonus of $7,000, which is paid by VBSA. As part of this employment agreement with the Company, Villemin receives up to $36,000 per year for the lease of an apartment, monetary compensation for the lease and expenses of an automobile and monetary compensation for tuition for his children. The employment agreement expires on August 1, 2006.
   Consulting Agreement
     On April 15, 2003, the Company and VBSA entered into a Consulting Agreement pursuant to which VBSA appointed Villemin, of the Company, to render certain consulting services to VBSA. Such consulting services primarily included the negotiation with third parties on behalf of VBSA of licensing rights relating to VBSA’s feline leukemia vaccine for the U.S. and Canadian territories. VBSA paid the Company $10,000 for these consulting services during 2003. The Consulting Agreement terminated on July 31, 2004.
   Trademark Agreement
     On April 2, 2003, the Company and VBSA agreed to allow each other, at no charge, the first right of refusal for use of their respective trademarks. The Company and VBSA have agreed to keep each other informed of any trademarks they maintain. While the Company and VBSA are currently honoring the terms of this arrangement, a formal written agreement has not yet been entered into. The Company expects to execute a formal written agreement prior to the end of 2005.
   Supply Agreement
     On March 1, 2002, the Company entered into a supply agreement with VBSA pursuant to which VBSA agreed to manufacture, register, supply and provide quality assurance for certain specified health products containing regulated pesticides. This agreement is scheduled to remain in force until February 28, 2007, unless terminated earlier by a written mutual consent of both parties. During 2004, the Company paid VBSA $477,000 for products under the supply agreement.

   Development and License Agreement
     On January 21, 2001, the Company entered into an agreement with VBSA governing the apportionment of research and development costs, granting certain licenses and requiring the payment of royalties for existing and new products, as defined. This development and license agreement was in effect until December 31, 2004, and thereafter automatically renews for additional one-year terms unless terminated by written notice not less than 90 days prior to the beginning of any new one-year term. Under the terms of the development and license agreement, VBSA provides the Company with the exclusive rights, in the United States and Canada, to sell specified products that are currently in development or that were previously developed by VBSA. As consideration for the grant of certain licenses and the payment of research and development costs by VBSA, the Company shall pay VBSA a royalty of 6% of the net sales of certain existing products sold by the Company in the United States and Canada. In addition, the Company and VBSA provided each other with a right of first refusal with respect to the sale, manufacture and distribution of certain newly developed products. The licensee, whether the Company or VBSA, shall pay the licensor a royalty equal to 3% of the licensee’s net sales of and licensing revenues from generic new products (as defined in the agreement) and a royalty equal to 6% of the licensee’s net sales of and licensing revenues from proprietary new products (as defined in the agreement). In 2004, the Company paid approximately $184,000 in royalty payments to VBSA and VBSA made no royalty payments to the Company. The development and license agreement was amended to provide that Virbac shall pay a royalty of 2.5% on the net sales of livestock de-wormer products beginning January 1, 2002.
   License Agreement — Pyriproxyfen
     On September 29, 2000, the Company entered into a license agreement with VBSA in order to grant VBSA a license for the U.S. patent rights of Virbac in the use of Pyriproxyfen (“PPF”) as an ingredient in certain dog or cat foods. The Company granted to VBSA an exclusive license with the right to grant sublicenses to manufacture, use, distribute, and sell PPF as an ingredient in dog and cat foods under U.S. Patent numbers 5,439,924 and 5,728,719 in the United States. In consideration for the license, VBSA agreed to pay the Company $80,000 upon its entrance into any sublicense agreement and an additional 40% of all cash payments received from any such sublicensee at the time of registration approval and launch of the PPF product. In addition, the license agreement requires VBSA to pay the Company 1.2% of the PPF product’s net sales made through the Company’s veterinary sales channel and 0.8% of the net sales made through the Company’s consumer brand sales channel. The license agreement remains in effect until the expiration date of the last patent held in the United States, or until terminated by either VBSA or the Company. No royalty payments were received by Virbac during 2004 under the terms of this agreement.
   Distribution Agreement
     On December 3, 1999, the Company entered into an agreement appointing VBSA and its affiliates as the sole and exclusive distributors of the Company’s current and future range of specified pet health care products for all channels of trade worldwide other than the United States and Canada. Under the terms of the agreement, the Company can distribute directly to certain customers at the election of VBSA. On December 2, 2004, the distribution agreement automatically renewed for a second 5-year term. Under the terms of the distribution agreement, the Company agrees to manufacture the products and VBSA agrees to use its best efforts to promote, sell and distribute Virbac’s products internationally. The current terms of the distribution agreement provide that VBSA’s purchase price of products is fixed at 12.6% over the Company’s current cost. During 2004, Virbac recorded $1.2 million of product sales to VBSA and its affiliates under the terms of the distribution agreement.
   Sub-License Agreement
     On April 5, 1999, the Company and VBSA entered into a Sub-License Agreement pursuant to which VBSA granted Virbac the right to manufacture and market products that VBSA has licensed from Capulis S.A., a French corporation. Products subject to this agreement include micro-encapsulation processes applicable to veterinary products for dogs, cats, fish and veterinary dental care. Pursuant to this agreement, Virbac pays a 2% royalty to VBSA on net sales of the products which utilize this technology. During 2004, Virbac paid approximately $74,000 in royalty payments to VBSA under the terms of this agreement.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and holders of more than 10% of the Common Stock to file with the SEC reports regarding their ownership and changes in ownership of the Company’s equity securities. Virbac believes during 2004, that its directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements, with the following exceptions: (i) one late Form 3 disclosing one transaction filed by Michael O’Bryan upon being appointed as a named executive officer, and (ii) one late Form 3 disclosing one transaction filed by Laurent Cesar upon being appointed as a named executive officer.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANT
(ITEM 2)
Independent Public Accountants
     PwC has been the independent public accountants of the Company for many years. Partners and employees of the firm engaged in audits are periodically changed, providing the Company with new expertise and experience. Representatives of PwC have direct access to members of the Audit Committee and regularly attend meetings of the Audit Committee. Representatives of PwC will attend the annual meeting to answer appropriate questions and make a statement if they desire.
   Principle Accountant Fees and Services
     Set forth below is a summary of certain fees paid to the Company’s independent registered public accounting firm, PwC, for services rendered in the years ended December 31, 2004 and December 31, 2003.

(In thousands)	2004	2003
Audit fees	$1,656	$280
Tax fees	65	102
All other fees	2	49

Total	$1,723	$431

     (a) Audit Fees. Audit services performed in 2003 included audits of the Company’s annual financial statements and in 2004, the audit of the Company’s restated financial statements, as described in “Item 1. Business.” in the Annual Report on Form 10-K for the year ended December 31, 2004.
     (b) Tax Fees. Tax services performed in 2003 and 2004 included preparation of federal and state tax returns as requested.
     (c) All Other Fees. Other professional services include payment for products and services provided by PwC, other than the services reported above, as well as property tax services, tax software, and responses to government letters.
The Audit Committee and the Board of Directors recommend a vote FOR
PricewaterhouseCoopers LLP as independent accountants for 2005.
   Audit Committee Administration of the Engagement — Procedures for Pre-Approval of Audit and Permissible Non-Audit Services of the Company’s Independent Auditors
     The Audit Committee has the exclusive authority and responsibility to engage, direct, pre-approve and oversee the Company’s independent auditors with respect to all audit or non-audit services and has the exclusive authority and responsibility to either retain or terminate the Company’s independent auditors. The Audit Committee’s exclusive authority and responsibility with respect to these matters is set forth in the Charter of the Audit Committee of the Board of Directors. The Audit Committee has approved the engagement of PwC to perform all of the services listed above.
     On September 29, 2004, the Audit Committee adopted a formal procedure for the approval of all non-audit related services provided by the Company’s independent auditor. This procedure is set forth in Supplement A to the Virbac Charter of the Audit Committee of the Board of Directors. Any request for the Company’s independent auditor to perform non-audit related services must be made pursuant to this procedure. The policy is to pre-approve permissible non-audit services provided by the independent auditors.

STOCKHOLDER PROPOSALS AND OTHER MATTERS
     The Board intends to hold the 2006 Annual Meeting of Stockholders on or about April 26, 2006. In order for a stockholder proposal (including a nomination of a person for election to the Board of Directors) to be included in the proxy statement and form of proxy related to that meeting, such proposal must be received by the Company, addressed to Jean M. Nelson, Secretary, Virbac Corporation, 3200 Meacham Blvd., Fort Worth, Texas, 76137, no later than February 1, 2006, and must otherwise comply with the requirements of Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     The cost of this proxy solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally, by telephone, by email, by facsimile or by telegram.
     The Company has borne the cost of preparing, assembling and mailing this proxy solicitation material. The Company will provide without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including the financial statements and the financial statement schedules, to each stockholder upon written request to Jean M. Nelson, Virbac Corporation, 3200 Meacham Blvd., Fort Worth, Texas 76137.

By Order Of The Board of Directors

/s/ Jean M. Nelson

Jean M. Nelson
Secretary

Appendix A
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
1. Purpose of the Charter
The purpose of this Charter (the “Charter”) of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Virbac Corporation (the “Company”) is to establish membership requirements for the Committee and to assist the Committee in complying with its duties under applicable laws and regulations by establishing minimum procedures and standards for Committee actions.
2. Committee Composition
(a) Composition. The Committee shall consist of at least three (3) members of the Board who satisfy the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the rules promulgated by the Securities and Exchange Commission (the “SEC”) in connection with the Sarbanes-Oxley Act and the rules promulgated for companies listed on the NASDAQ National Market.
(b) Appointment; Removal. The Committee members shall be appointed by the Board, upon the recommendation of the Nominating Committee of the Board, to serve, regardless of the duration of their term as a director, for a one (1) year term or until their successors shall be duly elected and qualified. Each Committee member may be removed by the Board, with or without reason, in the Board’s sole discretion.
(c) Membership Requirements. Each Committee member must:
(i) Qualify as an “independent” director under the rules applicable to companies listed on the NASDAQ National Market;
(ii) Meet the criteria for audit committee independence set forth in Rule 10A-3 promulgated pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”);
(iii) Not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and
(iv) Be financially literate, which shall mean, at a minimum, the ability to read and understand financial statements, including the Company’s balance sheet, income statement and cash flow statement.
(d) Financial Expert. The Committee shall designate one of its members as a financial expert (the “Financial Expert”). Prior to designating the Financial Expert, the Committee must make a determination that the individual so designated is financially sophisticated. Financial sophistication may be demonstrated by past employment experience in finance or accounting, professional certification in accounting or other comparable experience or background, including current or past employment as a chief executive officer, chief financial officer or other senior financial officer with financial oversight responsibilities. A director who qualifies as an audit committee financial expert under Item 401(h) of Regulation S-K is presumed to qualify as financially sophisticated.
(e) Committee Chairman. The Board may designate a chairman of the Committee (the “Chairman”). If the Board does not designate a Chairman, the Committee members shall elect a Chairman by a vote of a majority of the Committee.
3. Committee Meetings
(a) In order to satisfy its obligation to oversee the accuracy and adequacy of the Company’s financial reporting and disclosures, the Committee shall meet each quarter prior to the publication of the Company’s quarterly earnings release. The Committee shall convene such number of additional meetings at such times as are necessary or appropriate to allow the Committee to fully discharge its duties and responsibilities as set forth herein. Each Committee member and either of the Company’s Chief Executive Officer or Chief

Financial Officer shall have the authority to call a meeting of the Committee. The notice of meeting need not state the purpose for which the meeting has been called. In order to transact business, at least two
(2) Committee members must be present.
(b) The Chairman shall be responsible for establishing the agenda for each meeting and shall coordinate the distribution of briefing and/or background material to the Committee members. Additional items may be added to the agenda at the request of any Committee member. Minutes of all meetings shall be prepared by or under the supervision of the Chairman and approved by the Committee. Meetings may be held via conference call or in person. The Committee may also act by unanimous written consent of the Committee members.
(c) The Committee shall meet periodically as necessary, but no less than annually, with management, the director of the internal auditing department and the independent auditor, and as a Committee in separate executive sessions to discuss matters that the Committee, or any of these persons, believes should be discussed.
4. Authority
The Committee is empowered to:
(a) Do all things necessary to fully discharge its duties as described herein.
(b) Engage independent counsel, accountants and other advisers, as it determines necessary to carry out the responsibilities and duties of the Committee. The Committee shall inform the Board of any proposed engagement prior to such engagement.
(c) Conduct or authorize any investigations into any matters within the Committee’s scope of responsibilities.
(d) Seek any information required by the Committee from employees (all of whom are directed to cooperate with the Committee’s requests) or external parties.
(e) Meet with Company officers, independent auditor, or outside counsel, as necessary.
5. Responsibilities and Duties
The Committee shall have the following responsibilities and duties:
(a) Internal Accounting Matters
(i) Internal Controls
(A) Consider the effectiveness and integrity of the Company’s internal controls over financial reporting, including information technology security and control.
(B) Understand the scope of the independent auditor’s review of the Company’s internal controls over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.
(C) Obtain and review reports from the Company’s Chief Executive Officer and Chief Financial Officer concerning the responsibility for developing, and the adequacy of, the Company’s system of internal controls over financial reporting, including the process used to correct any identified deficiencies in design or operation (which report may be the same report, if any, required to be included in the Company’s Annual Report on Form 10-K) as well as any documentation developed to support the conclusions set forth in such report.
(D) Review, approve and monitor compliance with the Company’s Code of Business Conduct and Ethics which includes Additional Standards for Financial Executives and an Accounting and Financial Reporting Integrity Policy.

(ii) Internal Audit
(A) Review and approve the Company’s internal audit staff functions, including authority and organizational reporting lines as well as the annual audit plan and budget. Review the effectiveness of the Company’s internal audit function, including compliance with all applicable standards for internal auditors.
(B) Meet with the Company’s chief audit executive on a regular basis to ensure adequate oversight of the internal audit function.
(iii) Risk Management and Compliance
(A) Discuss policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor, control, mitigate and report such exposures.
(B) Review and understand the Company’s Disclosure Controls and Procedures and meet at least annually with the Company’s Chief Executive Officer and Chief Financial Officer to review the report prepared by the Compliance Committee responsible for maintaining the Company’s Disclosure Controls and Procedures.
(C) Review the effectiveness of the system for monitoring compliance with applicable laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.
(D) Review the findings of any examination by regulatory agencies and any auditor observations.
(E) Obtain regular updates from management and the Company’s legal counsel regarding compliance matters that may have a material affect on any aspect of the Company’s operations or financial performance, or that may affect the Company’s financial reporting or other disclosure obligations.
(b) External Audit
(i) The Committee has exclusive authority and responsibility to appoint, direct, establish the compensation of, oversee, and either retain or terminate the Company’s independent auditor. As part of this authority and responsibility, the independent auditor must report directly to the Committee.
(ii) In exercising its authority with respect to the Company’s independent auditor, the Committee shall:
(A) Review and approve the scope, fees and terms of each audit engagement, which review shall include, without limitation, a review of the independent auditor’s audit plan and matters related to staffing, reliance upon management and the internal audit and general audit approach.
(B) Pre-approve all audit and, using the procedure specified in Supplement A to this Charter, all non-audit services proposed to be performed by the Company’s independent auditor.
(C) At least annually, obtain and review a report by the independent auditor describing: (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and (iii) all relationships between the independent auditor and the Company.
(D) Evaluate the independent auditor’s qualifications, experience, performance, and independence, taking into account the opinions of management and the Company’s internal auditors.
(E) Ensure that it receives from the independent auditor the written disclosures and letter from the independent auditor required by Independence Standards Board Standard No. 1 and take such other action and actions as it deems appropriate to oversee the independence of the independent auditor including, without limitation, engaging in a dialogue with the independent auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor.

(F) Review and evaluate the lead partner and manager of the independent auditor and assure the rotation of the lead audit partner every five (5) years, other audit partners every seven (7) years, and other audit personnel as required by law, and consider whether there should be regular rotation of the audit firm itself.
(G) Present its conclusions on the performance of the independent auditor to the Board.
(iii) Review and approve or veto the Company’s hiring of employees or former employees of the Company’s independent auditor who participated in any capacity in the audits of the Company.
(iv) Meet with the independent auditor on a regular basis to discuss any matters that the Committee or independent auditor believes should be discussed privately.
(v) Resolve disagreements between the independent auditor, management and the Company’s internal auditing staff regarding issues relating to critical accounting policies, material estimates and assumptions, other relevant accounting standards, and any other matters relating to the Company’s financial reporting, the preparation of the Company’s financial statements and periodic reports or such other related issues that the Committee deems to be within its purview.
(c) Financial Statements
(i) Review the Company’s annual audited financial statements and quarterly financial statements with management, internal auditors and the independent auditor before distributing or filing such statements with the SEC, and consider whether they are complete, consistent with information known to Committee members, and reflect appropriate accounting principles. This review should include discussion with management and the Company’s independent auditor regarding significant issues related to accounting principles, practices and judgments.
(ii) Review the Company’s periodic reports before they are filed with the SEC. This review should include discussion with management and the Company’s independent auditor regarding the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
(iii) Review significant accounting and reporting issues, including complex or unusual transactions as well as any significant changes in the Company’s selection or application of accounting principles and recent professional and regulatory pronouncements, and understand their impact on the financial statements.
(iv) Review with the independent auditor the results of the audit and any audit problems or difficulties and management’s response. This review will include any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreement with management.
(v) Discuss the Company’s earnings press releases (particularly the use of “pro-forma”, or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made). The Company shall discuss any press release which contains financial information with the Committee Chairman prior to release. However, the Committee is not required to discuss and/or approve each release in advance.
(vi) Receive and review (a) reports of the independent auditor regarding critical accounting policies and practices to be used; (b) all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the ramifications of using such alternative treatments; (c) the reasonableness of all material estimates and judgments made by the Company in the preparation of its financial statements; and (d) other material written communications between the independent auditor and management, including any management representation letter, report on observations and recommendations on internal controls, schedule of unadjusted differences, and a listing of adjustments and reclassifications not recorded. Assess the quality, not just the acceptability, of the Company’s accounting principles and financial disclosure practices used or proposed and the appropriateness of significant management judgments.

(d) Reporting Responsibilities
(i) Regularly report to the Board about Committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditor, and the performance of the internal audit function.
(ii) Provide an open avenue of communication between internal auditors, the external independent auditor, management and the Board.
(iii) Prepare and publish an annual committee report in the Company’s proxy filing which report shall satisfy the requirements of the Exchange Act. This report shall describe, among other things, the Committee’s composition, responsibilities and how they were discharged, and any other information required by law or rule, including approval of non-audit services.
(iv) Review any other reports the Company issues that relate to Committee responsibilities.
(v) Report all material findings and all recommendations that may arise at a meeting of the Committee to the entire Board. Such report shall be made at the Board meeting immediately following the relevant Committee meeting.
(e) Complaints and Concerns
(i) Establish, maintain and monitor the effectiveness of, and compliance with, the general reporting procedure identified in the Company’s Code of Business Conduct and Ethics as well as the Accounting and Financial Reporting Integrity Policy attached hereto and/or such additional and/or different procedures as the Committee may from time-to-time deem necessary or appropriate for the receipt, retention and treatment of questions, concerns, complaints or allegations relating to the Company’s Code of Business Conduct and Ethics, Accounting and Financial Reporting Integrity Policy or other matters relating to the Company’s accounting, internal audit, financial reporting, non-financial disclosures or audit.
(ii) Take steps to insure that all of the Company’s directors, officers and employees are aware of the obligation to report violations of the Company’s Code of Business Conduct and Ethics and Accounting and Financial Reporting Integrity Policy (and any replacement or supplemental code or policy) as well as the procedures to be used to submit questions, concerns and reports thereunder on a confidential, anonymous basis.
(iii) Implement and enforce protections for lawful employee actions regarding complaints and submissions under the above procedures.
(f) Other Responsibilities of the Committee
(i) Review and approve or disapprove: (A) all transactions between the Company and a Related Party, (B) all Company transactions in which a Related Party has a direct or indirect interest, (C) any circumstances in which a Related Party may benefit, directly or indirectly, from a business opportunity of the type described as a “Corporate Opportunity” in the Company’s Code of Business Conduct and Ethics, and (D) any actual or potential conflict of interest between the Company and a Related Party (including, but not limited to, the matters described under the heading “Conflicts of Interest” in the Company’s Code of Business Conduct and Ethics). For purposes of this Charter, the term “Related Party” shall mean any of the Company’s directors, officers or employees, or any family member or friend of a Company director, officer or employee. For purposes of this Section (f)(i), the term “Company” shall include the Company and any of its affiliates.
(ii) Perform an annual evaluation of the Committee and the performance of its individual members.
(iii) Review and assess the adequacy of this Charter annually, or more frequently as required by law, requesting Board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulations. Publish this Charter at least every three (3) years in accordance with SEC regulations. Perform other activities related to this Charter as requested by the Board.

(iv) Investigate any other matter brought to the Committee’s attention within the scope of its duties which it deems appropriate for investigation.
(v) Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation or By-laws and any other governing law, as the Committee or the Board deems necessary or appropriate.
6. Scope
While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to prepare the Company’s financial statements, to certify that the Company’s financial statements and disclosures are completely accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations, to plan or conduct the audit or to guarantee the independent auditor’s report. These are the responsibilities of management and the independent auditor. The Committee is charged with the oversight roles for these functions as set out in this Charter.

SUPPLEMENT A
TO THE VIRBAC CORPORATION
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
1. Purpose
The Sarbanes-Oxley Act requires the Committee to pre-approve any non-audit related services performed by the Company’s independent auditor. The Committee must evaluate these non-audit related services to ensure that such services would not impair the auditor’s independence from the Company. This Supplement A to the Virbac Corporation Charter of the Audit Committee of the Board of Directors sets forth the procedures and conditions pursuant to which the Committee may pre-approve non-audit related services proposed to be performed by the Company’s independent auditor (the “Pre-Approval Policy”).
The Company’s independent auditor has reviewed the policies set forth in this Pre-Approval Policy and has agreed to satisfy the provisions hereof applicable to the Company’s independent auditor.
2. Pre-Approval Conditions
In determining whether to pre-approve a proposed non-audit related service, the Committee will consider multiple factors taken as a whole, including without limitation, the following:
(a) Whether the proposed service has been specifically prohibited by the Securities and Exchange Commission (the “SEC”);
(b) Whether the Company’s independent auditor is best positioned to provide such service in the most effective, efficient and economical manner; and
(c) Whether an appropriate ratio exists between the total amount of fees for audit services, audit-related services, tax services and other services which are non-audit related services.
3. Pre-Approval Procedure
Requests for the Company’s independent auditor to perform non-audit related services shall be made pursuant to the following procedure:
(a) Company Request
(i) The Company shall submit a written request (the “Company Request”) to its independent auditor, which request shall include the following:
(A) A detailed description of the type and scope of the non-audit related service that the Company desires its independent auditor to perform (the “Requested Non-Audit Related Services”); and
(B) A written explanation as to why the Company believes that the Company’s independent auditor is best positioned to provide such service in the most effective, efficient and economical manner.
(ii) The Company Request shall be sent to the Company’s independent auditor with a copy to the Committee chairman.
(b) Auditor Response
(i) Upon the receipt of the Company Request, the Company’s independent auditor shall calculate the fees that it would charge to provide the Requested Non-Audit Related Services.
(ii) The Company’s independent auditor shall provide the following to the Committee:
(A) A written description of the Requested Non-Audit Related Services;
(B) A written description of the fees that it would charge to provide the Requested Non-Audit Related

Services, which description shall include (A) the amount of such fees denominated in the applicable local currency and (B) the amount of such fees denominated in United States dollars (the “Dollar Denominated Fee”); and
(C) A written request for Committee approval of the Requested Non-Audit Related Services in the amount of (A) the Dollar Denominated Fee plus (B) ten percent (10%) of the Dollar Denominated Fee rounded to the nearest $1,000. If the amount of the Dollar Denominated Fee exceeds $10,000, the request required by this Section 3(b)(ii)(C) shall be in the form of a formal engagement letter.
(c) Committee Decision.
(i) The Committee shall review the materials provided pursuant to Section 3(b)(ii) above.
(ii) If the Committee determines that the Requested Non-Audit Related Services are appropriate, the Committee is authorized to and shall approve the Requested Non-Audit Related Services. The Committee shall provide written notice of such approval to the Company’s independent auditor and the Company. Notwithstanding the foregoing, if the written request for Committee approval requires a formal engagement letter, the Committee shall evidence approval of the Requested Non-Audit Related Services by executing the engagement letter and returning an executed copy to the Company’s independent auditor with a copy to the Company.
(iii) All written correspondence relating to Requested Non-Audit Related Services shall be included in the official records of the Committee.
4. Prohibited Services
Notwithstanding the procedure set forth in Section 3 above, the Committee shall not have the authority to approve non-audit related services that have been specifically prohibited by the SEC. The non-audit related services that have been specifically prohibited by the SEC as of the date the Committee adopted the Charter, including this Supplement A, are:
(a) Bookkeeping and other services related to the accounting records or financial statements of the Company;
(b) Financial information systems design and implementation;
(c) Appraisal or valuation services, fairness opinions or contribution-in-kind reports;
(d) Actuarial services;
(e) Internal audit outsourcing services;
(f) Management functions;
(g) Human resources;
(h) Broker-dealer, investment adviser or investment banking services;
(i) Legal services; and
(j) Expert services unrelated to the audit.

This proxy, when properly executed, will be voted as specified. If no specification is made, it will be voted FOR all Nominees listed in Item 1 and Item 2, and in the discretion of the Proxy or Proxies on any other business.
Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. ELECTION OF DIRECTORS:
			FOR all nominees	WITHHOLD AUTHORITY
			listed to the left (except	to vote for all nominees
			as marked to the contrary)	listed to the left
Nominees:	01	Eric Maree,
	02	Alec L. Poitevint II,
	03	Jean N. Willk,	☐	☐
	04	Michel Garaudet

FOR, except vote withheld as to the following Nominee(s):

2.	TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	TO TAKE ANY ACTION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING
Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this proxy. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.
Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the 2005 Annual Meeting and Proxy Statement, and 2004 Annual Report to Stockholders is hereby acknowledged. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Date	Signature	Date

▲ FOLD AND DETACH HERE ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/vbac		1-866-540-5760		Mark, sign and date
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

VIRBAC CORPORATION—COMMON STOCK PROXY — for the Annual Meeting of Stockholders at 10:00 a.m. local time, Tuesday, November 22, 2005, at the Holiday Inn, 2540 Meacham Boulevard, Fort Worth, Texas 76106.

     The undersigned hereby appoints Erik R. Martinez and Jean M. Nelson, or either of them, with full power of substitution, as Proxies to represent and vote all of the shares of Common Stock of Virbac Corporation held of record by the undersigned at the above-stated Annual Meeting, and any adjournments thereof, upon the matter set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 28, 2005, as follows:

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE  ▲
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